                                                                    EXHIBIT 21.1

                            SUBSIDIARIES OF WESTCORP

Westran Services Corp., a California corporation
Western Financial Savings Bank, F.S.B., a federal savings bank
WFS Financial Inc, a California corporation
Western Financial Auto Loans, Inc., a California corporation
Western Financial Auto Loans 2, Inc., a California corporation
Westhrift Life Insurance Company, an Arizona corporation
Western Consumer Services, Inc., a California corporation
Westplan Insurance Agency, Inc., a California corporation
Westplan Investments, a California corporation
Western Reconveyance Company, Inc., a California corporation
WF Mortgage Corporation, a California corporation
The Hammond Company, a California corporation
The Hammond Company, The Mortgage Bankers, a California corporation Sunstate Insurance, a California corporation
Hammond Service Corp., a California corporation
Westcorp Investments, Inc., a California corporation

                                      F-33